Exhibit 99.5

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

REDBACK NETWORKS INC.,

Debtor.

300 HOLGER WAY

SAN JOSE, CA 95134

Tax ID No. 77-0438443

BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION OF

REDBACK NETWORKS INC.

TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BALLOT FOR VOTING CLASS 4.1 SUBORDINATED NOTE CLAIMS

(5% Convertible Subordinated Notes due April 1, 2007; CUSIP # 757209AB7)

If you are a beneficial owner of 5% Convertible Subordinated Notes due April 1, 2007 (the “Subordinated Notes”) issued by Redback Networks Inc. (“Redback”), please use this Ballot to cast your vote to accept or reject the prepackaged plan of reorganization (the “Plan”) which is being proposed by Redback pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Plan is described in, and included as Exhibit C to, the Prospectus/Disclosure Statement, dated                              , 2003 (the “Prospectus”), which accompanies this Ballot. Before you transmit such votes, please review the Prospectus carefully, including the voting procedures explained under the caption “The Prepackaged Plan of Reorganization – The Prepackaged Plan of Reorganization Solicitation.”

A plan of reorganization can generally be confirmed by the Bankruptcy Court, and thereby made binding upon all claim and equity interest holders, if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims who vote in each class of claims that is entitled to vote on the Plan, and by the holders of two-thirds in amount of equity security interests who vote in each class of equity interests that is entitled to vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained from all classes entitled to vote, the Bankruptcy Court may nonetheless confirm the Plan pursuant to the “cram down” provisions of Section 1129(b) so long as (i) at least one class of claims has voted to accept the Plan, (ii) the Bankruptcy Court finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and (iii) the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. Since certain junior classes of our equity interest holders, consisting of holders of “below market” stock options and warrants, will not be entitled to receive a distribution under the Plan, those junior classes of interests will be deemed to have rejected the Plan. Consequently, in order to approve the Plan we will be seeking to take advantage of the “cram down” provisions of Section 1129(b), at least with respect to those junior classes of interests. A description of the requirements of Section 1129(b) is included in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Confirmation of the Prepackaged Plan of Reorganization Without Acceptance by All Classes of Impaired Claims and Interests.”

THE VOTING DEADLINE BY WHICH YOUR BALLOT MUST BE RECEIVED IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                         , 2003, UNLESS EXTENDED BY REDBACK. IF YOUR BALLOT IS NOT RECEIVED BY THE BALLOT AGENT ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR BALLOT WILL NOT BE COUNTED.

DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan.

THIS BALLOT IS ONLY FOR USE IN CONNECTION WITH VOTING UPON THE PLAN AND SHOULD NOT BE USED TO VOTE ON OR PARTICIPATE IN THE EXCHANGE OFFER REFERENCED IN THE PROSPECTUS.

HOW TO VOTE

1.	COMPLETE ITEM 1 AND ITEM 2 AND ITEM, 3 IF APPLICABLE.

2.	IF YOU DO NOT WISH TO VOTE FOR THE RELEASES CONTAINED IN THE PLAN CHECK THE BOX IN ITEM 4.

3.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 5 AND THE ADDITIONAL CERTIFICATIONS CONTAINED IN THE PROSPECTUS UNDER THE CAPTION “THE PREPACKAGED PLAN OF REORGANIZATION—THE PREPACKAGED PLAN OF REORGANIZATION SOLICITATION—CERTIFICATIONS”. BY RETURNING THIS BALLOT, YOU ARE CERTIFYING THAT THIS BALLOT IS THE ONLY BALLOT SUBMITTED FOR THE SUBORDINATED NOTES DESCRIBED IN ITEM 1.

4.	SIGN THE BALLOT.

5.	RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (if the enclosed envelope is addressed to your nominee, make sure your nominee receives your Ballot in time to submit it before the Voting Deadline).

6.	YOU MUST VOTE ALL YOUR SUBORDINATED NOTES EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE. IF YOU RETURN A BALLOT BUT DO NOT INDICATE WHETHER YOU HAVE VOTED FOR OR AGAINST THE PLAN, OR IF YOU FAIL TO SIGN THIS BALLOT, YOUR VOTE WILL NOT BE COUNTED.

Item 1.	Principal Amount of Subordinated Notes Voted. The undersigned certifies that as of the voting record date, September 26, 2003 (the “Voting Record Date”), the undersigned was either the beneficial owner, or the authorized nominee of a beneficial owner, of Subordinated Notes in the following aggregate unpaid principal amount (insert amount on the line below). If your Subordinated Notes are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately.

$

Item 2.	Vote. The beneficial owner of the Subordinated Notes identified in Item 1 votes as follows (check one box only—if you do not check a box, or if you check both boxes, your vote will not be counted):

☐	to Accept the Plan.

☐	to Reject the Plan.

Item 3.	Identify All Other Subordinated Notes Voted. By returning this Ballot, the beneficial owner of the Subordinated Notes identified in Item 1 certifies that (a) this Ballot is the only Ballot submitted for the Subordinated Notes owned by such beneficial owner, except for the Subordinated Notes identified in the following table, and (b) all Ballots for Subordinated Notes submitted by the beneficial owner indicate the same vote to accept or reject the Plan that the beneficial owner has indicated in Item 2 of this Ballot (please use additional sheets of paper if necessary):

ONLY COMPLETE ITEM 3 IF YOU HAVE SUBMITTED OTHER BALLOTS

Account Number of Other Account	Name and Address of Record Holder or Nominee of Other Account*	Principal Amount of Other Subordinated Notes Voted	Checked Opt Out for Vote on Releases [Yes/No]

*	Insert your name if the notes are held by you in record name or, if held in street name, insert the name of your broker or bank.

Item 4.	Opt-Out of Vote in Respect of Releases. Under the Plan, each holder of a claim or interest that votes in favor of the Plan and who has not elected to opt out of voting for the releases provided for in the Plan covering present and former officers, directors, employees and others, will be deemed to have agreed to grant such releases. A description of the releases included in the Plan is contained in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Releases.” If you wish to vote for the Plan, but do not wish to vote in favor of the releases included in the Plan—check the following box:

☐	I do not vote in favor of the releases.

Item 5.

Authorization. By returning this Ballot, the undersigned certifies that (a) it has full power and authority to vote to accept or reject the Plan with respect to the Subordinated Notes listed in Item l, (b) the beneficial owner of the Subordinated Notes described in Item 1 was the beneficial owner on the Voting Record Date,

(c) it received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus. By returning this Ballot, such beneficial owner or authorized nominee, as applicable, shall be deemed to have made such further certifications as are set forth the Prospectus under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation—Certifications.” YOU MAY OBTAIN ADDITIONAL COPIES OF THE PROSPECTUS, BALLOTS OR OTHER DOCUMENTS BY CONTACTING THE INFORMATION AGENT, THE ALTMAN GROUP, AT TELEPHONE NUMBER (800) 467-0671.

Name:

(Print or Type)

Social Security or Federal Tax I.D. No.:

(Optional)

Signature:

By:

(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

No fees or commissions or other remuneration will be payable to any broker, dealer, or other nominee for you for soliciting or obtaining your vote on the Plan. This Ballot shall not constitute or be deemed a proof of claim or proof of equity interest or an assertion of a claim or equity interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE BALLOT AGENT, 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                         , 2003, OR SUCH LATER TIME IF THE VOTING DEADLINE IS EXTENDED BY REDBACK, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BALLOT IN TIME TO SUBMIT IT BEFORE THE VOTING DEADLINE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE BALLOT AGENT, AT (800) 467-0671.